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                          WEST OXFORD INDUSTRIES, INC.

                  10.25% SUBORDINATED PROMISSORY NOTE DUE 2005

                                 NO. 10FIELD(NUMBER)

       $25,000.00           HOUSTON, TEXAS           DECEMBER 26, 1997
                                                 CUSIP NO. 955055 AA 6

         FOR VALUE RECEIVED, the undersigned, WEST OXFORD INDUSTRIES, INC., a Texas corporation ("Maker"), promises to pay to the order of:

                            OPPENHEIMER & CO., INC.

("Holder"), or registered assigns, the principal amount of TWENTY-FIVE THOUSAND AND NO/100THS DOLLARS ($25,000.00), together with interest on the principal balance from time to time remaining unpaid at the rate and upon the terms provided in this Note. Each payment of or pre-payment under this Note shall be made in lawful money of the United States of America at the mailing address of Holder set forth above, or as subsequently provided in writing by Holder to Maker.

         This Note is one of a duly authorized issue of up to $5,000,000 principal amount of Notes of Maker, designated as its 10.25% Subordinated Promissory Notes due 2005, which shall be issued in principal denominations of $25,000 or less.

         1. PAYMENT TERMS. The entire unpaid principal balance of this Note, plus all accrued and unpaid interest on this Note shall be due and payable on December 31, 2005 (the "Maturity Date"). Interest on the outstanding principal balance of this Note shall be due and payable on the Maturity Date

          2. INTEREST RATE. The unpaid principal balance of this Note from time to time outstanding will accrue interest from the date of this Note until the Maturity Date (and thereafter until paid) at a fixed rate which shall be equal to the sum of (a) two and one quarter percent (2.25%) per annum and (b) such additional percentage rate as shall be determined by Maker in its sole discretion from time to time not to exceed eight percent (8.00%) per annum. Interest shall be calculated on a 365 day basis.

         3. PREPAYMENT. Maker may prepay all or any portion of this Note at any time, without premium or penalty.

         4. SUBORDINATION. All principal and interest obligations of Maker to Holder under this Note shall be subordinate to all other Obligations in right of payment. In the event and during the continuance of a default under an Obligation, no payment of principal or interest shall be made on this Note by Maker until such default shall have been remedied or waived or payment in full (or cancellation as the case may be) of all Obligations. Notwithstanding the foregoing, until a default occurs under an Obligation, Maker may pay the amounts due under this Note. If Holder receives any prepayment from Maker in violation of this Section, Holder shall hold any such payment in trust for Maker and shall promptly turn such payment over to Maker in the form received (with any necessary endorsements), to be applied to the Obligations. For purposes of this Section, the term "Obligations" means (i) any indebtedness, liability, or obligations of Maker (a) for borrowed money, (b) evidenced by a note, debenture, or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets (other than inventory or similar property acquired in the ordinary course of business), including securities, (c) for the payment of money relating to a capitalized lease obligation, (d) in respect of letters of credit, bank guarantees or bankers' acceptances (including reimbursement obligations with respect to the foregoing), (e) under interest rate or currency swap and similar agreements and arrangements, (f) in respect of the balance of deferred and unpaid purchase price of any property or assets; (ii) any liability of others described in the preceding clause (i) which Maker has guaranteed or which is otherwise its legal liability; and (iii) any and all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, any liability of the types referred to in clauses (i) and (ii) above, other than Obligations under this Note to Holder and to the other holders of 10.25% Subordinated Promissory Notes of even date herewith due December 31, 2005 issued by Maker.

         5. EVENTS OF DEFAULT. The term "Default", as used in this Note, shall mean failure by Maker to pay all or any portion of the amounts due under this Note when due and continuation of such failure for 30 days after Maker receives written notice of such failure from Holder.
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         6.  REMEDIES OF HOLDER. Upon the occurrence of a Default under the terms of this Note, Holder shall have the following rights:

         (a) Holder may, at its option, and upon giving notices required by applicable law, declare the entire principal balance of this Note and the accrued but unpaid interest thereon, immediately due and payable.

         (b) Holder shall have all the other rights and remedies available to Holder at law or in equity.

         7. REQUIREMENTS FOR TRANSFER. (a) The initial Holder hereby certifies, warrants, and covenants to Maker, under penalties of perjury, that
(i) Holder (and any person on whose behalf Holder is acting) is not a United States person as that term is defined in the income tax laws of the United States (a "U.S. Person"), (ii) Holder is the beneficial owner of this Note,
(iii) Holder is not a ten percent (10%) shareholder of Maker or of Striker Industries, Inc., a Delaware corporation and the parent corporation of Maker, as defined by the Internal Revenue Code of 1986, as amended, Section 871(h)(3),
(iv) Holder is not a citizen, resident or organized in a country which the Secretary of the Treasury of the United States has determined provides inadequate exchange of information under Code Section 871(h)(5), (v) a United States Internal Revenue Service Form W-8 shall be executed by or on behalf of Holder, and (vi) Holder promises to notify Maker in writing within 30 days of occurrence if its country of citizenship, residence or organization is found to be, or changes to, the United States or a country described in clause (iv) of this Section 7(a).

         (b) Each subsequent Holder who is not a U. S. Person will be required to certify to Maker the information set out in subsection 7(a) above by execution of a Transfer Statement in the form attached to this Note as Exhibit A in order to effect the transfer of record title to this Note to a transferee on the books of Maker. A Transfer Statement submitted to the Maker by any transferee who is a U. S. Person shall have paragraph B thereof deleted and a United States Internal Revenue Service Form W-9 attached.

         (c) Any subsequent Holder who is or becomes a U. S. Person shall promptly provide to Maker a United States Internal Revenue Service Form W-9.

         (d) Each Holder shall re-certify in writing the information set forth in subsection 7(a) above to Maker annually or as more frequently requested by Maker.

         (e) Each subsequent Holder/transferee shall complete, execute and deliver to Maker, a Transfer Statement, in the form attached to this Note as Exhibit A, without change or alteration, except as provided or permitted in
Section 7(b) of this Note.

         (f) This Note may be sold, transferred, assigned, conveyed, or otherwise disposed of by Holder; however, since this Note has not been registered under the Securities Act of 1933, as amended (the "Act"), or any other applicable securities laws, this Note may not be offered or sold in the United States or to U.S. Persons unless this Note is registered under the Act or an exemption from the registration requirements of the Act is available

         8. CAPTIONS AND CERTAIN DEFINITIONS. The captions, headings, and arrangements used in this Note are for convenience only and do not affect, limit, amplify, or modify the terms of this Note. As used in this Note, the term (a) "Holder" means "Holder" as defined in the preamble to this Note and all subsequent holders or transferees of this Note, and (b) "Maker" means "Maker" as defined in the preamble to this Note and its successors and assigns.

         9.  INDENTURE

         (a) Indenture. Upon written request by Maker delivered to Holder, Holder shall enter into an indenture or indentures for the purpose of publicly registering this Note, adding any provisions to, or changing in any manner any of the provisions of, this Note or of modifying in any manner the rights of Maker under this Note; provided, however, that without the written consent of Holder, no change shall be made in the stated maturity of the principal of, or accrued interest on, this Note, the principal amount hereof, the rate of interest payable hereon, the method of calculation of interest hereon, the coin or currency in which this Note is payable, the right to institute suit for the enforcement of payment hereof, or the subordination provisions hereof in a manner adverse to Holder.

         (b) Conformity with Trust Indenture Act. Any indenture executed pursuant to this Section 9 shall conform to the requirements of the Trust Indenture Act of 1939, as amended. If Maker shall so determine, new securities modified so as to conform, in the opinion of the trustee and Maker, to any such indenture may be prepared and executed by Maker and authenticated and delivered by the trustee in exchange for this Note.

         10. APPLICABLE LAW. This Note shall be governed by and construed in accordance with the internal laws of the State of Texas and the laws of the United States applicable to transactions within such State.

         IN WITNESS WHEREOF, Maker has caused this Note to be executed as of the date first above written.

                                                 WEST OXFORD INDUSTRIES, INC.
                                                 a Texas corporation


                                                 By:___________________________
                                                 Name: Matthew D. Pond
                                                 Title: Chief Financial Officer


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                                                                       Exhibit A
TRANSFER STATEMENT

A.  The undersigned Holder ("Holder") hereby transfers and assigns to
______________________________________________________________________________
______________________________________________________________________________
____________________________________("Transferee") all of Holder's right, title and interest in and to that one certain 10.25% Subordinated Promissory Note No. _____ dated ________________, ____________ (the "Note"), issued by West Oxford
Industries, Inc. ("Maker") and payable to the order of Holder in the original principal amount of $__________.00, subject to the terms and conditions of the Note.

         B. Transferee hereby certifies, warrants and covenants to and with Holder and Maker, under penalties of perjury, that

         (i) the Transferee (and any person on whose behalf Transferee is acting) is not a United States person as that term is defined in the income tax laws of the United States;

         (ii)  the Transferee is the beneficial owner of the Note;

         (iii) the address shown below for the Transferee is its principal office (or permanent residence in the case of an individual);

         (iv) the Transferee is not a ten percent (10%) shareholder of Maker or of Striker Industries, Inc., a Delaware corporation and the parent corporation of Maker, as defined by the Internal Revenue code of 1986 (as amended, the "Code") Section 871(h)(3);

         (v) a United States Internal Revenue Service Form W-8 executed by or on behalf of the Transferee is attached hereto; and

         (vi) the Transferee promises to notify Maker within 30 days of occurrence if its country of citizenship, residence, or organization is found to be, or changes to, the United States.

TRANSFEREE:                                        HOLDER/TRANSFEROR:
 By___________________________                     By________________________
 Name:________________________                     Name:_____________________
 Title:_______________________                     Title:____________________
 Date:________________________                     Date:_____________________

Address of Transferee:
______________________________
______________________________
______________________________